                                                                EXHIBIT 10.3



                               DEVRY INC. 1991
                            STOCK INCENTIVE PLAN
                               (Revised 2/18/97)

1. Purpose. The DeVry Inc. 1991 Stock Incentive Plan (the "Plan") has been established by DeVry Inc. (the "Company") to aid the Company and its Subsidiaries (as defined below) in attracting, rewarding and retaining well-qualified executive and managerial personnel and to futher the identity of the interests of such personnel with the interest of the Company's shareholders.. The term "Subsidiary" means any corporation during any period in which the Company owns directly or indirectly, at least 50% of the total combined voting power of all classes of stock entitled to vote.

2. Administration. The authority to manage and control the operation and administration of the Plan shall be vested in the Board of Directors of the Company. Any interpretation of the Plan by the Board of Directors and any decision made by it under the Plan is final and binding on all persons.

3. Participation. Subject to the terms and conditions of the Plan, the Board of Directors shall determine and designate, from time to time, the key executives and managerial employees of the Company and its subsidiaries to whom stock options are to be granted or awarded (the "Participants"), and the number thereof to be granted or awarded to each Participant. Except as otherwise agreed to by the Company and the Participant, any grant or award under this Plan shall not affect any previous grant or award to the Participant by the Company under this Plan or any other plan maintained by the Company or its Subsidiaries.

4. Shares Subject to the Plan. The shares of stock with respect to which awards or grants may be made under the Plan shall be shares of the Company's Common Stock, either authorized and unissued shares or shares issued and held in its treasury. Subject to the provisions of paragraph 11, the aggregate number of shares of Common Stock with respect to which awards or grants may be made under the Plan shall not exceed 20,000 shares. If, for any reason, any award or grant under the Plan shall expire, terminate or be forfeited with respect to any number of shares, such number of shares shall again be available for award or grant under the Plan.

5. Options. The Board of Directors may, from time to time, grant options to Participants under the Plan. The price at which a share of Common Stock may be purchased pursuant to the exercise of an option under the Plan shall be 100% (110% in the case of an incentive stock option, as described in section 422A of the Internal Revenue Code of 1986, as amended, granted to a 10% shareholder) of the Fair Market Value (as defined below) of a share of such Common Stock on the date on which the option is granted. Subject to the provisions of paragraph 11, for all purposes of the Plan, the "Fair Market Value" of a share of Common Stock as at any date means the fair market value of such share determined in good faith by the Board of Directors.

Notwithstanding the foregoing, in no event shall the aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Subsidiaries) exceed $100,000.

6. Option Expiration Date. The "Expiration Date" with respect to an option granted to a Participant under the Plan means the earliest of:

            (a) the date which is 10 years (5 years in the cases of an incentive stock option granted to a 10% shareholder) after the date on which the option or stock appreciation right is granted; or

            (b) the date established by the Board of Directors at the time of the grant.

7. Exercise of Options. Each option shall be exercisable at such time or times as shall be determined by the Board of Directors at the time the option is granted or at such earlier times as the Board of Directors may subsequently determine. Except as otherwise agreed to between the Company and the Participant, a Participant's right to exercise any option under the Plan shall not be affected by any other outstanding stock option granted to the Participant under this Plan or any other plan maintained by the Company or its Subsidiaries. A Participant may exercise an option by giving written notice thereof prior to the Expiration Date to the Secretary of the Company at the Company's corporate headquarters. Payment of the purchase price of the shares purchased pursuant to the exercise of a stock option shall be in cash or other consideration, including shares of Common Stock and Participant notes, as the Board of Directors may permit.

8. Compliance with Applicable Laws and Withholding of Taxes. Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. All awards, grants, and payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Board of Directors, through the surrender of shares of Common Stock to which a Participant is otherwise entitled under the Plan.

9. Transferability. Incentive stock options granted under the Plan are not transferable except by will or by the laws of descent and distribution. Such incentive stock options may be exercised during the lifetime of the Participant only by the Participant. Nonqualified stock options may be transferred by the Participant to, and exercised by, Participant's family members, family trusts, family partnerships or any other similarly situated transferee approved by the Board. Notification and approval of all such transfers shall be in a form specified by the Board.

10. Employment and Shareholder Status. The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Subsidiary. No award or grant under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which he fulfills all conditions in receipt of shares of Company stock.

11. Adjustments to Number of Shares Subject to the Plan and to Option Terms. Subject to the following provisions of this paragraph 11, in the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the aggregate number of shares with respect to which awards or grants may be made under the Plan and the terms of any outstanding option shall be equitably adjusted by the Board of Directors in its sole discretion. Notwithstanding the preceding sentence, in no event shall any fraction of a share of stock be issued under the Plan.

12. Agreement With Company. At the time of any grant under the Plan, the Board of Directors may require a Participant to enter into an agreement with the Board of Directors in a form specified by the Board of Directors, agreeing to the terms and condition of the Plan and to such additional terms and conditions (including but not limited to a call provision), not inconsistent with the Plan, as the Board of Directors may, in it sole discretion, prescribe.

13. Term of Plan. Subject to the approval of the stockholders of the Company at the special meeting of its Company's stockholders, the Plan shall be effective as of July 1, 1991. No options may be granted under the Plan after June 30,2001.

14. Amendment and Termination of Plan. Subject to the following provisions of this paragraph 14, the Board of Directors of the Company may at any time amend, suspend or terminate the Plan. No amendment of the Plan and, except as provided in paragraph 11, no action of the Board of Directors shall, without further approval of the shareholders of the Company:

            (a) increase the total number of shares of Common Stock with respect to which awards or grants may be made under the Plan or otherwise materially increase the benefits to Participants under the Plan;

            (b) permit any awards or grants to be made under the Plan after June 30, 2001; or

            (c) materially modify the requirements as to eligibility for participation under the Plan.

No amendment, suspension or termination of the Plan shall alter or impair any option previously granted under the Plan without the consent of the holder thereof.